Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 9, 2004 (except for Note 14, as to which the date is August 18, 2004), in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of FTD Group, Inc. dated November 23, 2004.

/s/ ERNST & YOUNG LLP
Chicago, Illinois November 23, 2004